SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): November 22, 1999



                         AMCOL INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


                  Delaware                                 0-15661                      36-0724340
(State or other jurisdiction of incorporation)  (Commission File Number)  (I.R.S. Employer Identification Number)


One North Arlington, 1500 West Shure Drive, Suite 500
            Arlington Heights, Illinois                              60004-7803
      (Address of principal executive offices)                       (Zip Code)

ITEM 5.  OTHER EVENTS

On November 22, 1999, AMCOL International Corporation ("AMCOL") entered into an Asset and Stock Purchase Agreement to sell its Chemdal absorbent polymers unit to BASF Aktiengesellschaft ("BASF"), a leading chemical company headquartered in Germany, in a cash transaction. The sale is subject to approval by AMCOL's shareholders, as well as certain U.S. and European governmental regulatory reviews, and is projected to close during the first quarter of 2000.

Included in the transaction are Chemdal's three manufacturing operations in the United States, United Kingdom and Thailand. A substantial portion of the net proceeds after deducting corporate income taxes, expenses of the transaction, payment of debt and other deductions, will be distributed to AMCOL's shareholders. It is currently expected that shareholders will receive a cash payment of approximately $14-$14.50 per share, in addition to retaining their AMCOL shares which will then represent the portion of AMCOL's business that is not being sold. The cash to be paid for the Chemdal absorbent polymers business is approximately $656.5 million, and is subject to certain purchase price adjustments, including those based on the absorbent polymers business' outstanding debt and working capital at closing.

Chemdal was formed in 1986 to manufacture and market water-absorbing specialty polymers for use in personal care products such as baby diapers and adult incontinence items. In 1998, Chemdal contributed approximately $221 million, or 42 percent in sales, and $33 million, or 61 percent in operating profit, of AMCOL's total consolidated results.

Founded in 1927, AMCOL International Corp. is a specialty chemical and mineral company that produces and markets primarily liquid-absorbing products for a wide range of industrial and consumer-related applications. AMCOL's other primary businesses are minerals and environmental products and services. AMCOL reported approximately $521 million in consolidated sales during 1998; approximately $300 million of the total was unrelated to Chemdal.

BASF is a return-focused transnational company striving for value-generating growth in chemicals, health and nutrition, and energy. The company's products range from high-value chemicals, plastics, dyestuffs, automotive and industrial coatings, crop protection agents, pharmaceuticals and fine chemicals to crude oil and natural gas. BASF's integration strategy, known in German as "Verbund," is one of the company's particular strengths and provides a unique competitive advantage. With sales in 1998 of $27.6 billion (DM 54 billion) and a workforce of 105,000 employees, BASF is one of the world's top chemical companies.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits

             99.1     Press Release dated November 23, 1999.

             99.2     Press Release dated November 23, 1999.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               AMCOL INTERNATIONAL CORPORATION
                                        (Registrant)


Date:   December 2, 1999       By: /s/ Paul G. Shelton
                                       Paul G. Shelton, Chief Financial Officer
                                       and Senior Vice President

                                  EXHIBIT INDEX

Exhibit No.

Exhibit 99.1 Press Release dated November 23, 1999.

Exhibit 99.2 Press Release dated November 23, 1999.

                                  Exhibit 99.1

        AMCOL INTERNATIONAL (NYSE:ACO) ENTERS INTO AGREEMENT TO SELL ITS
                        CHEMDAL ABSORBENT POLYMERS UNIT

ARLINGTON HEIGHTS, ILL., Nov. 23, 1999-AMCOL International Corp. (NYSE:ACO) has entered into an agreement to sell its Chemdal absorbent polymers unit to BASF AG, a leading chemical company headquartered in Germany, in a cash transaction. The sale is subject to approval by AMCOL's shareholders, as well as certain U.S. and European governmental regulatory reviews, and is projected to close during the first quarter of 2000.

Included in the transaction are Chemdal's three manufacturing operations in the United States, United Kingdom and Thailand. A substantial portion of the net proceeds after deducting corporate income taxes, expenses of the transaction, payment of debt and other deductions, will be distributed to AMCOL's shareholders. It is currently expected that shareholders will receive a cash payment of approximately $14-$14.50 per share, in addition to retaining their AMCOL shares which will then represent the portion of AMCOL's business that is not being sold. The cash to be paid for the Chemdal absorbent polymers business is approximately $656.5 million, and is subject to certain purchase price adjustments, including those based on the absorbent polymers business' outstanding debt and working capital at closing.

Chemdal was formed in 1986 to manufacture and market water-absorbing specialty polymers for use in personal care products such as baby diapers and adult incontinence items. In 1998, Chemdal contributed approximately $221 million, or 42 percent in sales, and $33 million, or 61 percent in operating profit, of AMCOL's total consolidated results.

John Hughes, AMCOL chairman and chief executive officer, said, "Our primary goal as a public company has been to deliver the highest value possible to our shareholders. Our stock price has languished for some time, making it difficult for our investors to realize meaningful returns. The sale of our Chemdal absorbent polymers unit represents an opportunity to maximize the value of AMCOL shareholdings in the short-term, while providing the opportunity to capitalize on the company's strong future prospects."

Hughes continued, "We've been approached from time to time with offers to sell all or part of our businesses. It has been our practice to review such offers to determine how to best serve the interests of our shareholders. The BASF offer proved particularly attractive in terms of both timing and shareholder return. As the only absorbent polymer producer non-integrated in the manufacture of acrylic acid, the primary raw material, we were potentially at a competitive disadvantage. In order to remain competitive, we were facing significant investment decisions to expand globally and to become vertically integrated into the manufacture of acrylic acid. BASF approached us during this deliberation period, and we concluded that shareholder value was better served by the sale of the business."

Founded in 1927, AMCOL's other primary businesses are minerals and environmental products and services. AMCOL reported approximately $521 million in consolidated sales during 1998; approximately $300 million of the total was unrelated to Chemdal.

Hughes added, "Without Chemdal, AMCOL will once again focus on its strong dominant presence in the specialty minerals industry. We expect to be profitable in 2000, with sales from the "new" AMCOL totaling in excess of $300 million. We will have made significant progress in improving the operating efficiencies of our minerals and environmental operations by year-end 1999, as well as improving our business mix in both areas. Our nanocomposites business holds bright promise, and we look for breakthroughs in commercialization."

The transaction is subject to the approval of a majority of the outstanding shares of common stock in AMCOL. Schroder & Co. Inc., an investment banker representing AMCOL, has issued its opinion that the transaction is fair to AMCOL from a financial point of view. The agreement is expected to be submitted for shareholder approval in the first quarter of 2000.

This release contains certain forward-looking statements regarding AMCOL's expected performance for future periods and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL's various markets, utilization of AMCOL's plants, competition in the minerals and environmental segments, operating costs, weather, currency exchange rates, currency devaluations, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL's annual report and other reports filed with the Securities and Exchange Commission.

BASF is a return-focused transnational company striving for value-generating growth in chemicals, health and nutrition, and energy. The company's products range from high-value chemicals, plastics, dyestuffs, automotive and industrial coatings, crop protection agents, pharmaceuticals and fine chemicals to crude oil and natural gas. BASF's integration strategy, known in German as "Verbund," is one of the company's particular strengths and provides a unique competitive advantage. With sales in 1998 of $27.6 billion (DM 54 billion) and a workforce of 105,000 employees, BASF is one of the world's top chemical companies. BASF's Internet address is www.basf.com.

AMCOL International Corp. is a specialty chemical and mineral company that produces and markets primarily liquid-absorbing products for a wide range of industrial and consumer-related applications. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO. AMCOL's web address is www.amcol.com.

                                  Exhibit 99.2

        AMCOL INTERNATIONAL CORP. (NYSE:ACO) OUTLINES TAX TREATMENT FOR
          SHAREHOLDER DISTRIBUTION ON SALE OF ABSORBENT POLYMERS UNIT

ARLINGTON HEIGHTS, ILL., NOV. 23, 1999-During a conference call this morning, AMCOL International Corp. (NYSE:ACO) commented on the tax treatment related to the distribution of proceeds from the anticipated sale of the company's absorbent polymers unit announced earlier today.

John Hughes, AMCOL chairman and chief executive officer, said that AMCOL anticipates distributing a substantial portion of the sale proceeds to shareholders, after deducting for corporate income taxes and expenses of the transaction, any payment of debt and other deductions. The distribution will be treated as a partial liquidation for federal income tax purposes.

Under treatment as a partial liquidation, the gain or loss to domestic noncorporate shareholders will be recognized by measuring the difference between the amount distributed and the tax basis for the number of shares considered to be exchanged. The number of shares considered to be exchanged by a shareholder will be determined by multiplying the shareholder's total number of shares by a fraction. The numerator of this fraction is the total amount distributed to the shareholder, and the denominator is the value of the total number of shares owned by a shareholder immediately prior to distribution. The gain or loss will be a long-term capital gain or loss, provided that the shares are capital assets that have been owned for more than one year.

In comparison, a domestic corporate shareholder will be treated as having received a dividend to the extent of AMCOL's earnings and profits. The amount constituting a dividend will be treated as an extraordinary dividend without regard to the period the corporate shareholder held the stock. The basis of its shares will be reduced (but not below zero) by the nontaxed portion of the dividend, and if the nontaxed portion of the dividend exceeds the corporate shareholder's basis in the shares, such excess will be recognized as a gain from the sale or exchange of the shares in the year the dividend is received. If the amount distributed exceeds AMCOL's earnings and profits, the excess will be treated first as a return of capital to the extent of the corporate stockholder's basis in the shares, and thereafter as a capital gain.

This release contains certain forward-looking statements regarding AMCOL's expected performance for future periods and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL's various markets, utilization of AMCOL's plants, competition in the minerals and environmental segments, operating costs, weather, currency exchange rates, currency devaluations, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL's annual report and other reports filed with the Securities and Exchange Commission.

AMCOL International Corp. is a specialty chemical and mineral company that produces and markets primarily liquid-absorbing products for a wide range of industrial and consumer-related applications. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO.